-------------------------------------------------------------------------------




                             ANTIVIRALS INC. PROXY
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of ANTIVIRALS INC., an Oregon corporation (the "Company"), hereby appoints Denis R. Burger, Ph.D. and Alan P. Timmins, or either of them, with full power of substitution in each, as proxies to cast all votes which the undersigned stockholder is entitled to cast at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10:00 a.m. local time, on Monday, August 31, 1998, at the Marriott Hotel, 1401 S.W. Naito Parkway, Portland, Oregon 97201, and any adjournments or postponements thereof upon the matters listed herein.







-------------------------------------------------------------------------------
                        -  FOLD AND DETACH HERE  -

-------------------------------------------------------------------------------
                                                         Please mark
                                                        your votes as
                                                         indicated in   / X /
                                                         this example



1. To approve the issuance of shares of common stock and warrants of the Company to the shareholders of IMMUNOTHERAPY CORPORATION ("IMMUNOTHERAPY") in connection with an Agreement and Plan of Reorganization and Merger, dated as of February 2, 1998, as amended, by and among the Company, ANTIVIRALS Acquisition Corporation, a California corporation and a wholly-owned subsidiary of the Company ("Merger Sub"), and IMMUNOTHERAPY, which provides for the merger of IMMUNOTHERAPY with and into Merger Sub.

                  FOR           AGAINST          ABSTAIN

                 /  /            /  /             /  /

2. To elect four members to the Company's Board of Directors. Directors nominated are James B. Hicks, Ph.D., Joseph Rubinfeld, Ph.D., Alan P. Timmins, Dwight D. Weller, Ph.D.


                 FOR        WITHHELD FOR ALL      FOR ALL EXCEPT*

                /  /             /  /                  /  /


*Except:
        ------------------------------------------------------------------

3. To approve an amendment of the Company's 1992 Stock Incentive Plan to increase the number of shares of Common Stock available for issuance under the Plan from 1,333,334 to 2,200,000.

                  FOR           AGAINST          ABSTAIN

                 /  /            /  /             /  /

4. To approve the assumption of the IMMUNOTHERAPY 1997 Stock Option Plan by the Company.

                  FOR           AGAINST          ABSTAIN

                 /  /            /  /             /  /

5. To approve an amendment of the Third Amended and Restated Articles of Incorporation to change the name of the Company from ANTIVIRALS INC. to AVI BioPharma, Inc.

                  FOR           AGAINST          ABSTAIN

                 /  /            /  /             /  /

6. To approve the selection of Arthur Andersen LLP as the Company's independent auditors.

                  FOR           AGAINST          ABSTAIN

                 /  /            /  /             /  /

7. In their discretion, the proxies are authorized to vote upon such matters as may properly come before the meeting or any adjournments or postponements thereof.

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD TODAY, USING THE ENCLOSED ENVELOPE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. UNLESS DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, FOR THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 2, FOR PROPOSALS 3, 4, 5 AND 6, AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS.

The undersigned hereby acknowledges receipt of the Company's Proxy Statement and hereby revokes any proxy or proxies previously given.

Please sign below exactly as your name appears on this Proxy Card. If shares are registered in more than one name, the signatures of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer, stating his/her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by authorized person(s).


Typed or Printed Name(s)
                        --------------------------------------------------

Authorized Signature
                    ------------------------------------------------------

Title or Authority, if applicable
                                 -----------------------------------------

Date
    -----------------------------

If you received more than one Proxy Card, please sign and return all such cards in the accompanying envelope.
-------------------------------------------------------------------------------
                        -  FOLD AND DETACH HERE  -